UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 19, 2001

                       e.NVIZION COMMUNICATIONS GROUP LTD.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)


           Colorado                  0-15992                     84-1031311
           --------                  -------                     ----------
(State or other jurisdiction       (Commission                 (IRS Employer
      of incorporation)            File Number)              Identification No.)


1000 Sibley Centre, 25 Franklin Street, Rochester, New York         14604
-----------------------------------------------------------         -----
    (Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: (716) 262-2485


                                OTC America, Inc.
                                -----------------
          (Former name or former address, if changed since last report)

     This amendment to the Current Report on Form 8-K dated March 19, 2001 relates to the acquisition of E-ZnetIncorporated by e.NVIZION COMMUNICATIONS LTD., a subsidiary of e.NVIZION COMMUNICAIONS GROUP LTD., which acquisition was completed effective March 19, 2001. The sole purpose of this amendment is to file the audited financial statements of E-Znet Incorporated for the fiscal years ended December 31, 1999 and 2000 and the pro forma financial statements of e.NVIZION COMMUNICAIONS GROUP LTD. for the fiscal years ended June 30, 1999 and 2000 which give effect to the acquisition.

Item 7. Financial Statements and Exhibits.

     (a) Financial information of business acquired.

     The audited financial statements of E-Znet Incorporated for the fiscal years ended December 31, 1999 and 2000 are filed herewith and appear beginning at page F-1.

     (b) Pro forma financial information.

     The pro forma financial statements of e.NVIZION COMMUNICAIONS GROUP LTD. for the fiscal years ended June 30, 1999 and 2000 which give effect to the acquisition of E-Znet Incorporated are filed herewith and appear beginning at page F-13.

     (c) Exhibits.

         10.1 Stock Purchase Agreement by and between e.NVIZION COMMUNICATIONS LTD. and the Shareholders of E-Znet Incorporated (filed as Exhibit 10.1 to the current report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2001, and incorporated herein by reference).

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  June 25, 2001                      e.NVIZION COMMUNICATIONS GROUP LTD.


                                          By: /s/ Randy Phillips
                                          --------------------------------------
                                          Randy Phillips, Chairman of the Board
                                               and Chief Executive Officer

                                                             Bonadio & Co., Inc.
                                                              CorporateCrossings
                                                               171 Sully's Trail
                                                        Pittsford, NY 14534-4557


                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



                                                                   March 2, 2001



To the Stockholders of

     E-Znet Incorporated:


We have audited the accompanying balance sheets of E-Znet Incorporated as of December 31, 2000 and 1999, and the related statements of operations, stockholders' investment, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E-Znet Incorporated as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included in
Exhibit I is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                         /s/ Bonadio & Co., Inc.
                                                         -----------------------
                                                             Bonadio & Co., Inc.



                                 E-ZNET INCORPORATED
                                   BALANCE SHEETS
                             DECEMBER 31, 2000 AND 1999


                                       ASSETS
                                       ------
                                                               2000           1999
                                                               ----           ----
CURRENT ASSETS:
    Cash                                                   $    34,598    $    99,232
    Accounts receivable, net of allowance for doubtful
      accounts of $37,000 in 2000 and 1999                     207,246        228,736
    Deferred income tax benefit                                 12,000         28,000
    Other current assets                                         7,684          9,178
                                                           -----------    -----------

        Total current assets                                   261,528        365,146

PROPERTY AND EQUIPMENT:
    Office and fixtures                                         56,092         42,678
    Equipment                                                  994,539        866,493
                                                           -----------    -----------

                                                             1,050,631        909,171
        Less:  Accumulated depreciation and amortization      (667,287)      (492,159)
                                                           -----------    -----------

                                                               383,344        417,012
                                                           -----------    -----------

                                                           $   644,872    $   782,158
                                                           ===========    ===========

                      LIABILITIES AND STOCKHOLDERS' INVESTMENT
                      ----------------------------------------

CURRENT LIABILITIES:
    Current portion of long-term debt                      $    13,704    $    12,914
    Current portion of obligations under capital leases        115,385        136,458
    Unearned revenue                                           105,597        136,445
    Demand note payable to a related party                       2,500         10,000
    Accrued expenses                                            39,522         68,630
                                                           -----------    -----------

        Total current liabilities                              276,708        364,447

OBLIGATIONS UNDER CAPITAL LEASES,
  net of current portion                                        43,829         91,373

LONG-TERM DEBT, net of current portion                          28,538         42,242
                                                           -----------    -----------

        Total liabilities                                      349,075        498,062
                                                           -----------    -----------

STOCKHOLDERS' INVESTMENT:
    Common stock, $0.001 par value, 15,000,000 shares
      authorized, 687,000 shares issued and outstanding            687            687
    Additional paid in capital                                 376,813        376,813
    Accumulated deficit                                        (81,703)       (93,404)
                                                           -----------    -----------

        Total stockholders' investment                         295,797        284,096
                                                           -----------    -----------

                                                           $   644,872    $   782,158
                                                           ===========    ===========


          The accompanying notes are an integral part of these statements.

                                        F-2

                               E-ZNET INCORPORATED
                            STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999



                                                      2000              1999
                                                      ----              ----

REVENUE                                           $ 2,953,417       $ 2,822,441

COST OF REVENUE                                    (1,369,387)       (1,289,129)
                                                  -----------       -----------

      Gross profit                                  1,584,030         1,533,312


GENERAL AND ADMINISTRATIVE EXPENSES                (1,521,658)       (1,490,414)
                                                  -----------       -----------

      Income from operations                           62,372            42,898

INTEREST EXPENSE                                      (31,671)          (41,957)
                                                  -----------       -----------

      Income before income taxes                       30,701               941

INCOME TAXES                                          (19,000)           (3,425)
                                                  -----------       -----------

NET INCOME (LOSS)                                 $    11,701       $    (2,484)
                                                  ===========       ===========




        The accompanying notes are an integral part of these statements.

                                       F-3

                                   E-ZNET INCORPORATED
                    STATEMENTS OF CHANGES IN STOCKHOLDERS' INVESTMENT
                     FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999



                                                     Additional
                              -----Common Stock----    Paid-in   Accumulated
                                Shares      Amount     Capital     Deficit      Total
                              ---------   ---------   ---------   ---------    ---------

BALANCE - December 31, 1998     687,000   $     687   $ 376,813   $ (90,920)   $ 286,580

      Net loss                     --          --          --        (2,484)      (2,484)
                              ---------   ---------   ---------   ---------    ---------

BALANCE - December 31, 1999     687,000         687     376,813     (93,404)     284,096

      Net income                   --          --          --        11,701       11,701
                              ---------   ---------   ---------   ---------    ---------


BALANCE - December 31, 2000     687,000   $     687   $ 376,813   $ (81,703)   $ 295,797
                              =========   =========   =========   =========    =========




            The accompanying notes are an integral part of these statements.

                                           F-4


                               E-ZNET INCORPORATED
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                            2000         1999
                                                            ----         ----

CASH FLOW FROM OPERATING ACTIVITIES:
    Net income (loss)                                    $  11,701    $  (2,484)
    Adjustments to reconcile net income (loss)
      to net cash flow from operating activities:
      Depreciation and amortization                        175,128      168,000
      Deferred income tax benefit                           16,000       (4,000)
      Bad debt                                                --          3,000
      Changes in:
        Accounts receivable, net                            21,490      (65,834)
        Other current assets                                 1,494          716
        Unearned revenue                                   (30,848)      32,399
        Accrued expenses and other current liabilities     (29,108)      48,266
                                                         ---------    ---------

           Net cash flow from operating activities         165,857      180,063
                                                         ---------    ---------

CASH FLOW FROM INVESTING ACTIVITIES:
    Purchases of property and equipment                    (58,548)     (41,887)
    Increase in other assets                                  --         (6,693)
                                                         ---------    ---------

           Net cash flow from investing activities         (58,548)     (48,580)
                                                         ---------    ---------

CASH FLOW FROM FINANCING ACTIVITIES:
    Demand note payable to related party                    (7,500)     (10,500)
    Repayments of obligations under capital leases        (151,529)    (130,838)
    Repayments of long-term debt                           (12,914)     (15,286)
                                                         ---------    ---------

           Net cash flow from financing activities        (171,943)    (156,624)
                                                         ---------    ---------

CHANGE IN CASH                                             (64,634)     (25,141)

CASH - beginning of year                                    99,232      124,373
                                                         ---------    ---------

CASH - end of year                                       $  34,598    $  99,232
                                                         =========    =========

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash interest paid                                   $  36,129    $  52,653
                                                         =========    =========

    Cash taxes paid                                      $   7,100    $     325
                                                         =========    =========


        The accompanying notes are an integral part of these statements.

                                       F-5

                               E-ZNET INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2000 AND 1999


(1)  The Company

     E-Znet Incorporated (E-Znet or the Company) was incorporated in 1994 under the laws of the State of New York. The Company is a provider of wireless, dedicated, and dialup internet services, consulting services as well as web design and hosting in the Western New York area.


(2)  Summary of Significant Accounting Policies

     Cash -

     The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk with respect to these accounts.

     Property and Equipment -

     Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, generally ranging from three to five years. Property and equipment under capital leases are stated at the present value of minimum lease payments and are amortized using straight-line method over the lessor of the lease term or estimated useful lives of the assets. In instances when the property and equipment transfers ownership at the end of the lease term, contains a bargain purchase option, such assets are amortized over the estimated useful lives of the assets.

     Impairment of Long-Lived Assets -

     The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. SFAS No. 121 requires impairment losses to be recorded for long-lived assets used in operations when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets' carrying amount.

     Revenue -

     The Company recognizes revenue from customer contracts ratably over the term of the contract. Customer payments received in advance of the contract period are recorded as unearned revenue.

     Advertising Costs -

     The Company expenses advertising costs as incurred. Advertising costs were $58,956 and $28,871 in 2000 and 1999, respectively.

(2)  Summary of Significant Accounting Policies

     Income Taxes -

     The Company accounts for income taxes under the provisions of SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     Stock-Based Compensation -

     The Company accounts for stock-based compensation arrangements in accordance with SFAS No. 123, Accounting for Stock-Based Compensation, which permits entities to recognize as expense, over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provision of APB Opinion No. 25 and provide pro forma net earnings (loss) disclosures for employee stock option grants as if the fair value-based-method defined in SFAS No. 123 had been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provision SFAS No. 123.

     Fair Value of Financial Instruments -

     The carrying amounts of financial instruments including cash, accounts receivable, accounts payable and accrued expenses approximate fair value. The carrying amount of long-term debt approximates fair value based on current rates of interest available to the Company for loans of similar maturities.

     New Accounting Pronouncements -

     In September 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. SAFS No. 133 is effective for all fiscal quarters of fiscal years beginning after September 15, 2000 as FASB deferred the effective date of the statement. The Company does not expect the implementation of this standard to have a material effect on the Company's financial statements.

     In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation - an interpretation of APB Opinion No. 25" (FIN 44). FIN 44 clarifies the application of APB Opinion No. 25 and among other issues clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25; the criteria for determining whether a plan qualifies as a noncompensatory plan; the accounting consequence of various modifications to the terms of previously fixed stock options or awards; and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. The application of FIN 44 did not have a material effect on the Company's financial position or results of operations.

     Estimates -

     The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.


(3)  Investment

     The Company has a $50,000 investment for a 5% Common stock interest in a closely-held company, Campus Global Net, Inc. The investment does not have a readily determinable fair value and therefore in 1998 the Company established a reserve against this investment equal to its cost.


(4)  Related Party

     The Company has a demand note payable to a related party. The balance due on this note was $2,500 and $10,000 at December 31, 2000 and 1999, respectively. This note earns interest at 9%.


(5)  Long-Term Debt and Financing Arrangements

     Long-Term Debt -

     Long-term debt consists of the following at December 31:

                                                             2000        1999
                                                             ----        ----
     Note payable to a bank due in equal monthly
     installments of $1,129, including interest at the
     bank's prime rate plus 1.75%, maturing in 2003
     This note is collateralized by accounts receivable
     and other property of the Company and is guaranteed
     by the U.S. Small Business Administration and
     certain officers of the Company.                      $ 42,242    $ 55,156

     Less:  Current portion                                 (13,704)    (12,914)
                                                           --------    --------

                                                           $ 28,538    $ 42,242
                                                           ========    ========


     Maturities of long-term debt were as follows at December 31, 2000:

          2001..........................................   $ 13,704
          2002..........................................     13,704
          2003..........................................     14,834
                                                           --------

                                                           $ 42,242
                                                           ========

     The Company may borrow up to $32,285 under a line-of-credit agreement, renewable on an annual basis. Amounts borrowed bear interest at the bank's prime rate plus 1.75%. Amounts borrowed under this agreement are collateralized by accounts receivables and other property of the Company, and are guaranteed by the U.S. Small Business Administration and certain officers of the Company.

     The Company entered into several three year leases on equipment for $82,912 and $120,017 in fiscal 2000 and 1999, respectively. The lease transfers title of these assets to the Company at the end of the lease term. Accordingly, it is being accounted for as a capital lease.


(6)  Obligations Under Capital Leases

     The Company leases equipment under various capital lease agreements expiring through July, 2003. The interest rates on the capitalized leases range from 11.95% to 17%.

     Future minimum lease payments under these agreements as of December 31, 2000 for the remaining lease terms and in the aggregate are as follows:

          2001........................................   $ 115,385
          2002........................................      49,594
          2003........................................      12,537
                                                         ---------
                                                           177,516
          Less:  Interest                                  (18,302)
                                                         ---------
                                                           159,214
          Less:  Current portion                          (115,385)
                                                         ---------
                                                          $ 43,829
                                                          ========


     The Company has $578,002 and $471,196 of property and equipment held under capital lease arrangements at December 31, 2000 and December 31, 1999, respectively. Accumulated amortization of $319,051 and $195,884 related to these leases has been recognized at December 31, 2000 and December 31, 1999, respectively. Amortization of the assets recorded under capital lease obligations is included in depreciation in the accompanying financial statements.


(7)  Income Taxes

     Income taxes are provided in accordance with generally accepted accounting principles which requires an asset and liability approach to financial accounting and reporting for income taxes. This requires deferred income taxes be provided to reflect the impact of "temporary differences" between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by current tax laws and regulations.

     Provision for income taxes consists of the following at December 31:

          Current                          $ (3,000)         $ (7,425)
          Deferred                          (16,000)            4,000
                                           --------          --------

                                           $ 19,000          $ (3,425)
                                           ========          ========


     The tax effects of temporary differences that give rise to deferred tax assets and deferred tax liabilities were as follows at December 31:

                                                       2000      1999
                                                       ----      ----

          Deferred tax asset:
              Allowance for doubtful accounts        $12,000   $12,000
              Accrued expenses                          --      16,000
                                                     -------   -------

                                                     $12,000   $28,000
                                                     =======   =======


     The provision for income taxes for the years ended December 31, 2000 and 1999 differs from the "expected" tax provision (computed by applying the U.S. Federal corporate income tax rate of 34% to the income before income taxes) as follows:

                                                          2000       1999
                                                          ----       ----

          Computed "expected" tax provision            $(12,300)   $   (320)
          New York State, net of federal tax benefit     (1,900)        (60)
          Permanent differences                          (2,000)     (2,535)
          Other                                          (2,800)       (510)
                                                       --------    --------

                                                       $(19,000)   $ (3,425)
                                                       ========    ========


(8)  Stockholders' Investment

     The Company has a non-qualified employee Stock Option Plan and at December 31, 1998 has reserved 250,000 shares of common stock for issuance under the plan. The exercise price for options granted under the Plan is determined at the time options are granted at an amount at least equal to the then estimated fair value of the stock. Options are exercisable as determined for each option granted, generally on a pro rata basis over five to ten year periods. Vesting may accelerate based on performance measures. All options expire no later than ten years from the date of grant.

     Changes in the status of the stock option plan for the years ended December 31 are summarized as follows:

                                                      Weighted         Weighted
                                                      Average          Average
                                                      Exercise         Exercise
                                              2000     Price     1999   Price
                                              ----     -----     ----   -----

     Outstanding at beginning of year       123,500   $ 2.50   123,500  $ 2.50
     Granted                                 37,000     2.50         -       -
     Forfeited                              (29,500)    2.50         -       -
                                            -------   ------   -------  ------

     Outstanding at end of year             131,000   $ 2.50   123,500  $ 2.50
                                            =======   ======   =======  ======

         Options exercisable at end of year  83,600   $ 2.50    92,600  $ 2.50
                                            ========  ======   =======  ======

     The Company accounts for its stock-based compensation plans under APB Opinion 25, under which no compensation expense has been recognized because all employee stock options have been granted with the exercise price equal to the fair value of the Company's common stock on the date of grant. During the phase-in period of SFAS No. 123, pro forma disclosures may not be indicative of future amounts until the new rules are applied to all awards. For SFAS No. 123 purposes, the fair value of each employee option grant has been estimated as of the date of grant using the following weighted average assumptions: risk-free interest rate of 6.5%, expected term of five years, no dividends and no volatility. Using these assumptions, the fair value of the employee stock options granted in 2000 would have been $24,986. Pro forma stock based compensation costs resulted in pro forma net loss of $6,300 and $2,484 in 2000 and 1999, respectively.

     Other Options -

     The Company has issued other options to purchase 325,000 shares at $2.50 per share to certain officers and shareholders for common shares contributed to the Company in 1996.


(9)  Retirement Plan

     The Company sponsors a 401(k) profit sharing plan (the Plan) covering all employees with at least one year of service who are age 21 or older. Under terms of the plan, the Company contributes 100% of participant's deferrals not to exceed 3% of the participant's compensation. Total Company contributions were $16,258 and $13,501 during the years ended December 31, 2000 and 1999, respectively.


(10) Rents

     The Company rents office space on a month-to-month basis. Rent expense incurred by the Company was approximately $91,500 and $68,900 for the year ended December 31, 2000 and 1999, respectively.


(11) Subsequent Event

     Subsequent to year-end, the Company's owners have entered into an agreement whereby they will sell their ownership in the Company in exchange for cash and the Preferred Stock of the acquiring company. As of the date of this report this transaction has not yet closed.

                                                                       EXHIBIT 1

                               E-ZNET INCORPORATED
                       GENERAL AND ADMINISTRATIVE EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                         2000             1999
                                                         ----             ----

Payroll and payroll taxes                            $  913,794       $  906,503
Depreciation and amortization                           175,128          168,000
Rent                                                     91,499           68,868
Legal and professional fees                              67,947          118,499
Insurance                                                60,255           49,524
Advertising                                              58,956           28,871
Bank and credit card charges                             40,630           33,822
Office supplies                                          39,172           39,372
Utilities                                                17,195            6,511
Employee benefits - 401(k) match                         16,258           13,501
Parking                                                  15,694           12,945
Meals and entertainment                                   8,159           11,161
Customer refunds                                          6,394           11,824
Travel                                                    4,466            5,805
Dues and subscriptions                                    2,017            1,774
Bad debt expense                                           --              3,000
Miscellaneous                                             4,094           10,434
                                                     ----------       ----------

                                                     $1,521,658       $1,490,414
                                                     ==========       ==========
                      e.NVIZION COMMUNICATIONS GROUP LTD.
                      -----------------------------------

                  UAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2000

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 2000
                        FOR THE YEAR ENDED JUNE 30, 1999

     The unaudited Pro Forma Consolidated Balance Sheet as of June 30, 2000 and unaudited Pro Forma Consolidated Statements of Operations for the years ended June 30, 2000 and 1999 (collectively the Pro Forma Consolidated Financial Statements) give effect to the acquisition by the Company's (82.76 percent owned) subsidiary, e.NVIZION COMMUNICATIONS LTD. of 96.36 percent of the outstanding common stock of E-Znet Incorporated, n/k/a eNVIZION INTERNET SOLUTIONS GROUP LTD. On March 19, 2001, e.NVIZION COMMUNICATIONS LTD. issued 7,082,873 shares of its common stock and 1,437,946 shares of its Series A Mandatorily Redeemable Preferred Stock in exchange for 96.36 percent of the outstanding common stock of E-Znet Incorporated, a New York corporation. As e.NVIZION COMMUNICATIONS LTD.'s common and preferred stock had no readily determinable market value, the transaction was valued at the fair value of the net assets received from E-Znet Incorporated. At March 19, 2001, the fair value of the net assets of E-Znet Incorporated was $249,902. Therefore e.NVIZION COMMUNICATIONS LTD.'s 96.36 percent acquisition of those assets was valued at $240,806. The preferred stock issued in the transaction is to be 100 percent redeemed by October 31, 2001 at its stated $1.00 per share value or $1,437,946. The transaction was accounted for as a purchase in accordance with the provisions of Accounting Principles Board Opinion Number 16.

     The Pro Forma Consolidated Statements of Operations were prepared assuming that the acquisition described above was consummated as of the beginning of each period presented. The Pro Forma Consolidated Balance Sheet includes the pro forma purchase accounting entries for the acquisition and was prepared assuming that the transaction was consummated as of June 30, 2000.

     The unaudited Pro Forma Consolidated Financial Statements are based upon historical consolidated and combined financial statements of the Registrant and E-Znet Incorporated.

     The pro forma adjustments and the resulting pro forma consolidated financial statements have been prepared based upon available information and certain assumptions and estimates deemed appropriate by the Registrant. A final determination of required purchase accounting adjustments and the allocation of the purchase price to the assets acquired based upon their respective fair values has not yet been made for the acquisition.

     The Pro Forma Consolidated Balance Sheet and the Pro Forma Consolidated Statements of Operations are not necessarily indicative of the results of operations that actually would have been achieved had the acquisition been consummated as of the dates indicated, or that may be achieved in the future. Furthermore, the Pro Forma Consolidated Financial Statements do not reflect changes that may occur as the result of post-combination activities and other matters.

     The Pro Forma Consolidated Financial Statements and notes thereto should be read in conjunction with the accompanying historical financial statements and notes thereto of E-Znet Incorporated and the audited financial statements of the Registrant in its Annual Report on Form 10-KSB for the year ended June 30, 2000.


                                e.NVIZION COMMUNICATIONS GROUP LTD.
                                -----------------------------------

                                PRO FORMA CONSOLIDATED BALANCE SHEET
                                   As of June 30, 2000 (Unaudited)


                                                                                              Pro forma
                                                 e.NVIZION        E-Znet        Adjustments  Consolidated
                                                -----------    -----------      -----------  ------------
Cash ........................................   $    12,991    $    78,530           --      $    91,521
Accounts receivable .........................       290,457        226,579           --          517,036
Due from related party ......................       176,000           --             --          176,000
Deferred income tax benefit .................          --           12,000           --           12,000
Prepaid expenses ............................        29,161          9,178           --           38,339
                                                -----------    -----------                   -----------
                         Total Current Assets       508,609        326,287                       834,896
Customer list ...............................     3,855,891           --             --        3,855,891
Property and equipment ......................       439,594        415,252           --          854,846
                                                -----------    -----------                   -----------
                                 Total Assets     4,804,094        741,539                     5,545,633
                                                ===========    ===========                   ===========

Accounts payable ............................        91,326           --             --           91,326
Accrued expenses ............................        27,305         67,800           --           95,105
Unearned revenue ............................       219,664        127,860           --          347,524
Note payable ................................     1,060,000           --                       1,060,000
Current portion of long-term debt ...........          --           13,309           --           13,309
Current portion of capital leases payable....        18,378        126,233           --          144,611
Due to related party ........................        30,403          7,500           --           37,903
                                                -----------    -----------                   -----------
                    Total Current Liabilities     1,447,076        342,702                     1,789,778
Long-term debt ..............................          --           34,997           --           34,997
Capital leases payable ......................        46,701         69,952           --          116,653
                                                -----------    -----------                   -----------
                            Total Liabilities     1,493,777        447,651                     1,941,428

e.NVIZION COMMUNICATIONS LTD.:
Series A preferred stock ....................          --             --          161,336  A     161,336
MINORITY INTEREST IN SUBSIDIARY .............          --             --           50,666  B      50,666

Shreholders' Equity (Deficit):
Common stock ................................         3,918            687           (687) C       3,918
Additional paid in capital ..................     7,626,540        376,813       (294,927) C   7,708,426
Deferred stock compensation .................       (53,332)          --                         (53,332)
Accumulated deficit .........................    (4,266,809)       (83,612)        83,612  C  (4,266,809)
                                                -----------    -----------                   -----------
         Total Shareholders' Equity (Deficit)     3,310,317        293,888                     3,392,203
                                                -----------    -----------                   -----------
                                                  4,804,094        741,539                     5,545,633
                                                ===========    ===========                   ===========


                                                F-14

                                   e.NVIZION COMMUNICATIONS GROUP LTD.
                                   -----------------------------------

                        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                              For the year ended June 30, 2000 (Unaudited)

                                                                                                  Pro forma
                                                    e.NVIZION        E-Znet       Adjustments    Consolidated
                                                  ------------    ------------   ------------    ------------
Revenues ......................................   $    550,940    $  2,979,778          --       $  3,530,718
Operating expenses ............................     (1,274,352)     (2,967,941)         --         (4,242,293)
(Loss) income from operations .................       (723,412)         11,837          --           (711,575)
Interest expense ..............................       (372,060)        (36,480)         --           (408,540)
Interest income ...............................         33,973            --            --             33,973
Realized gain on sale of investments ..........          3,062            --            --              3,062
Acretion of maditorily redeemable PS ..........     (2,295,714)           --      (1,276,610) D    (3,572,324)
Minority share of net loss ....................           --              --         220,088  D       220,088
Provision for income taxes ....................           --           (19,100)         --            (19,100)
Net (loss) income .............................     (3,354,151)        (43,743)   (1,056,522) D    (4,454,416)
Net (loss) income per share - basic and diluted   $      (0.12)   $      (0.06)                   $     (0.16)
Basic and diluted weighted shares outstanding .     28,480,287         687,000      (687,000) E    28,480,287



                        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                              For the year ended June 30, 1999 (Unaudited)

                                                                                                Pro forma
                                                   e.NVIZION        E-Znet      Adjustments    Consolidated
                                                  -----------    -----------    -----------    ------------
Revenues ......................................   $      --      $ 2,640,933          --       $ 2,640,933
Operating expenses ............................       (74,061)    (2,437,359)         --        (2,511,420)
(Loss) income from operations .................       (74,061)       203,574          --           129,513
Interest expense ..............................      (140,426)       (38,156)         --          (178,582)
Interest income ...............................        19,853           --            --            19,853
Unrealized gain on sale of investments ........         4,372           --            --             4,372
Acretion of maditorily redeemable PS ..........      (204,286)          --      (1,276,610) D   (1,480,896)
Minority share of net loss ....................          --             --         220,088  D      220,088
Provision for income taxes ....................          --           24,000          --            24,000
Net (loss) income .............................      (394,548)       189,418    (1,056,522) D   (1,261,652)
Net (loss) income per share - basic and diluted   $     (0.11)   $     0.28                    $     (0.34)
Basic and diluted weighted shares outstanding .     3,734,169        687,000    (687,000)E       3,734,169


                                                  F-15

                       e.NVIZION COMMUNICATIONS GROUP LTD.
                       -----------------------------------


     The following footnotes should be read in order to understand the pro forma adjustments to the unaudited pro forma condensed, consolidated statements.

     A. Adjustment reflects the $161,336 allocated to the value of the subsidiary's mandatorily redeemable preferred stock as part of the purchase price.

     B. To record minority interest in the net equity of the consolidated subsidiary.

     C. Adjustment to eliminate the historical equity accounts of E-Znet Incorporated, and the $81,886 effect of the Company's change in ownership of e.NVIZION COMMUNICATIONS LTD. from 100 percent to 82.76 percent as an adjustment to additional paid in capital.

     D. Adjustment to recognize full accretion of the beneficial conversion feature of the preferred stock, which is to be redeemed in seven and one-half months from date of issuance. Fair value of the preferred stock at date of issuance was $161,336 and the preferred stock is to be redeemed at its $1.00 per share stated value. 1,437,946 shares were issued, for a total mandatory redemption value of $1,437,946. This is offset by the minority interest's share totaling $220,088 of the $1,276,610 pro forma increase in total loss.

     E. To eliminate the weighted shares outstanding of E-Znet Incorporated. There is no change to the weighted shares outstanding of e.NVIZION COMMUNICATIONS GROUP LTD. as the common shares issued in the transaction were the common shares of e.NVIZION COMMUNICATIONS LTD.




                                      F-16